Exhibit 10.1

SIXTH CONSOLIDATED AMENDATORY AGREEMENT

This Sixth Consolidated Amendatory Agreement (“Amendment”) is made and entered into as of May 24, 2010, by and between WELLS MID-HORIZON VALUE - ADDED FUND I, LLC, a Georgia limited liability company, whose address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), whose place of business is Bank of America Plaza, Suite 600, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, Attn: Commercial Real Estate Banking (“Administrative Agent”);

W I T N E S S E T H :

WHEREAS, Administrative Agent, certain other financial institutions from time to time party thereto (“Lenders”), and Borrower, have entered into that certain Credit Agreement dated as of June 30, 2006, as amended by that certain First Consolidated Amendatory Agreement dated as of November 21, 2008, by and between Administrative Agent and Borrower, as further amended by that certain Second Consolidated Amendatory Agreement dated as of June 30, 2009, by and between Administrative Agent and Borrower, as further amended by that certain Third Consolidated Amendatory Agreement dated as of September 30, 2009, by and between Administrative Agent and Borrower, as further amended by that certain Fourth Consolidated Amendatory Agreement dated as of December 4, 2009, by and between Administrative Agent and Borrower, and as further amended by that certain Fifth Consolidated Amendatory Agreement dated as of February 24, 2010, by and between Administrative Agent and Borrower (as amended and as it may hereafter be further amended, modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit Agreement”), which Credit Agreement sets forth the terms and conditions of a loan from Administrative Agent and Lenders to Borrower an the original principal amount up to Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”);

WHEREAS, the Loan is evidenced by that certain Note dated as of June 30, 2009 and, potentially, certain additional Notes upon and of such other date that any additional financial institution becomes a Lender under the Credit Agreement, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are hereinafter collectively called the “Note”);

WHEREAS, to secure, inter alia, the Loan, Borrower or one or more of its Subsidiaries (as defined in the Credit Agreement) has made, executed, and delivered to Administrative Agent for the benefit of Lenders one or more mortgages, deeds of trust, leasehold mortgages or similar security instruments granting Administrative Agent a lien on certain real property owned, directly or indirectly, by Borrower or such Subsidiary (each such security instrument, as so amended, and as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other security instruments given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, is herein called the “Mortgage”);

WHEREAS, the Loan, as extended, matures on May 30, 2010, unless extended as provided therein and Borrower, Administrative Agent and Lenders desire to confirm the extension in accordance with the terms thereof and make certain other amendments to the Credit Agreement; and

WHEREAS, Administrative Agent and Lenders have agreed to amend the Credit Agreement and the other Loan Documents as hereinafter provided.

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NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and the sum of Ten and No/100 Dollars ($10.00), paid in hand by each party to the other, the receipt, adequacy and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

1.        Amendment of Credit Agreement.  The Credit Agreement is hereby amended as follows:

 (a)      The definition of “Company Portfolio Requirements” is hereby deleted in its entirety and all provisions or conditions of the Credit Agreement referring to the Company Portfolio Requirements are deleted and of no further force or effect.

 (b)      The definition of “Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

 Termination Date means the earlier to occur of (a) November 30, 2010 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

 (c)      Section 2.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

 2.6      Extension of Scheduled Termination Date.  Contemporaneously herewith the scheduled Termination Date has been extended to November 30, 2010 (the “Extended Termination Date”), and Borrower acknowledges and agrees that Borrower has no further extension options under the Loan.

 (d)      Section 6.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

 6.4      Repayments.  In addition to monthly payments of interest required by the Loan Documents, principal payments in the amount of $16,033.16 shall be due and payable on the first day of each month commencing on December 1, 2009 through May 1, 2010, thereafter in addition to monthly payments of interest required by the Loan Documents, principal payments in the amount of $15,048.45 shall be due and payable on the first day of each month commencing on June 1, 2010. The entire principal balance under the Loan then unpaid shall be due and payable on the Termination Date or, if applicable, the Extended Termination Date.

 (e)      Section 11.14.1 and Section 11.14.2 of the Credit Agreement and Section 3 of the Fourth Amendment are hereby amended by deleting said Sections in their entirety and substituting in place and instead thereof the following:

 11.14.1 Maximum Leverage Ratio.  As determined as of the last day of each of the Company’s Fiscal Quarters commencing with Company’s Fiscal Quarter ending June 30, 2010, the Company and its Subsidiaries shall not permit the ratio (expressed as a percentage) of the Total Debt outstanding under the Loan to the aggregate MAI “as is” appraised value of the Mortgage Collateral based on an appraisal provided to Administrative Agent in accordance with Section 2.8 of the Credit Agreement, as reviewed, adjusted and accepted by Administrative Agent, to exceed seventy percent (70%). If at any time said ratio, as calculated by Administrative Agent in accordance with this Section 11.14.1, exceeds seventy percent (70%), Borrower shall pay to Administrative Agent on demand a principal payment sufficient to reduce said loan-to-value to not more than seventy percent (70%).

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Section 11.14.2 Minimum Net Operating Income to Interest Expense Ratio.    As determined as of the last day of each of its Fiscal Quarters commencing with Company’s Fiscal Quarter ending June 30, 2010, the Company and its Subsidiaries shall not permit the ratio of (x) their Net Operating Income for the applicable Fiscal Quarter from the Mortgage Collateral to (y) the aggregate of all interest, charges and similar expenses paid by the Company and its Subsidiaries to Administrative Agent or any Lender during such Fiscal Quarter in connection with borrowed money (or the deferred purchase price of assets that are treated as interest in accordance with GAAP) secured by the Mortgage Collateral, to be less than 1.50 to 1.00.

Commencing with Fiscal Quarter ending June 30, 2010 and at all times thereafter, Borrower shall be in compliance with the covenants set forth in said Sections 11.14.1 and 11.14.2.

(f)      Section 11.14.3 is hereby deleted in its entirety and substituted in place and in stead thereof is the following:

The Company and its Subsidiaries shall not create, incur, assume or suffer to exist any Debt secured by the Mortgage Collateral or cause or permit any mortgage, deed to secure debt or security agreement to convey or encumber any of the Mortgage Collateral other than the Liens in favor of Lenders securing the Loan.

(g)      Sections 11.14.4 and 11.14.5 of the Credit Agreement are hereby deleted in their entirety.

(h)      Exhibit B of the Credit Agreement is hereby deleted in its entirety and substituted in place and in stead thereof is Exhibit B attached hereto and incorporated herein by reference.

(i)      Notwithstanding anything to the contrary set forth in the Credit Agreement or the other Loan Documents, Borrower and Administrative Agent hereby acknowledge and agree that the outstanding principal balance under the Loan is $22,056,703.80, and Borrower is not entitled to receive any additional advances under the Loan.

(j)      That certain Deposit Account Control Agreement dated as of June 30, 2006, is hereby terminated and of no further force or effect.

2.      Amendment of Loan Documents.  The Loan Documents are further amended hereby such that all references therein to the “Note”, the “Credit Agreement”, the “Mortgage”, and the “Loan Documents” shall be deemed to include all amendments and modifications thereto (including, without limitation, this Amendment), as may now exist or as may be hereafter executed by Borrower and Administrative Agent.

3.      Representations and Warranties.  To induce Administrative Agent and the Lenders to execute, deliver, and perform this Amendment, Borrower warrants and represents to Administrative Agent and the Lenders (which representations and warranties shall survive the termination of this Amendment) that:

3.1

This Amendment is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and after giving effect to the indebtedness and obligations, direct and contingent, represented by this Amendment and the Loan Documents and the consummation of the transactions contemplated hereby, Borrower and each Owner are solvent, having assets of a fair saleable value which exceed the amount required to pay such parties debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and Borrower and each Owner are able

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to, and anticipate that it or he will be able to, meet its or his debts as they mature and have adequate capital to conduct the business in which it or he is or proposes to be engaged.

3.2

Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Borrower is duly authorized to execute, deliver and perform this Amendment and all other documents executed in connection herewith, and all company action on its part required for the execution, delivery and performance thereof has been duly taken.

3.3	No Proceeding (as defined below) or an attempt to take advantage of any other debtor relief law, has been instituted or threatened by or against Borrower or any Owner.

3.4

The execution of this Amendment by Borrower and the performance by Borrower of its obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which any of them are a party, under any organizational or governing documents, or under any law, regulation or order or decree of any court or other governmental instrumentality.

3.5

All information provided by Borrower to Administrative Agent prior to the date of this Amendment, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof, true and correct in all respects. Borrower recognizes and acknowledges that Administrative Agent and the Lenders are entering into this Amendment based in part on the financial information provided to Administrative Agent by them and that the truth and correctness of that financial information is a material inducement to Administrative Agent and the Lenders in entering into this Amendment. During the term of this Amendment, Borrower agrees to advise Administrative Agent promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Administrative Agent.

3.6	No default or event which, with the giving of notice or passage of time or both, would constitute a default has occurred or currently exists under any of the Loan Documents.

3.7

Each of the representations and warranties set forth in the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except to the extend stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

3.8	Lender has a valid and perfected security interest in and to the Mortgage Collateral.

3.9	The Note is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever by Borrower or any party other than the Lenders.

4.        Distributions.  Until the expiration or termination of the Commitments and thereafter until all obligations under the Loan Documents are paid in full, Borrower shall not, and shall not permit any Owner, to (i) declare or pay any dividends or other distributions (in cash or otherwise) to holders of its Capital Securities or other equity interests therein, now or hereafter outstanding, or (ii) purchase, redeem, retire or otherwise acquire for value any of its own Capital Securities or other equity interests, now or hereafter outstanding.

5.        General Release; Waiver of Claims.  In consideration of, inter alia, Administrative Agent and the Lenders’ agreement to enter into this Amendment, Borrower and Owners agree not to sue upon or prosecute, and hereby release and discharge Administrative Agent and each Lender from, any and all claims and causes of action, in tort or contract or of any other kind or character, whether known or unknown and whether now existing or hereafter arising, that have at any time been owned, or that are hereafter owned, that arise out of any one or more

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circumstances or events that occurred prior to the date hereof, including without limitation, any usury claims, or any remedy available under the Loan Documents or otherwise. Moreover, Borrower and Owners waive any and all claims now or hereafter arising from or related to any delay by Administrative Agent or any Lender in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing any collateral securing the Loan. Borrower and Owners expressly acknowledge and agree that the release of Administrative Agent and the Lenders, as set forth in this Section 5, is not and shall not be construed as an admission of wrongdoing, liability or culpability on the part of Administrative Agent or any Lender, or as an admission by Administrative Agent or any Lender of the existence of any claims of any of Borrower or Owners against Administrative Agent or any Lender. Borrower and Owners further acknowledge that, to the extent that any such claims may exist, they are speculative and not liquidated. In any event, Borrower and Owners acknowledge and agree that the value to Borrower and Owners of Administrative Agent and Lenders’ covenants and agreements as set forth in this Amendment are in excess of, and constitutes more than, “reasonably equivalent value” for any and all claims and liabilities released by Borrower and Owners hereunder. For purposes of this Section 5 “Administrative Agent” and “Lender” shall include Administrative Agent or each Lender as applicable their affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each of their respective directors, shareholders, officers, agents, servants, employees, attorneys, financial advisors, branches, affiliates, subsidiaries, predecessors, successors and assigns and all persons, firms, corporations, and other representatives and organizations acting on any of their behalves in their capacities as such.

The provisions of this paragraph shall survive the termination of this Amendment and the Loan Documents.

6.        Bankruptcy.

 (a)      In entering into this Amendment, Borrower, Administrative Agent and Lenders hereby stipulate, acknowledge and agree that Administrative Agent and Lenders gave up valuable rights and agreed to extend the Termination Date of the Loan in exchange for the promises, representations, acknowledgments and warranties of Borrower as contained herein and that Administrative Agent and Lenders would not have entered into this Amendment but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by Administrative Agent and the Lenders in good faith, the breach of which by Borrower in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. § 1112(b).

 (b)      As additional consideration for Administrative Agent and Lenders agreeing to extend the Termination Date of the Loan, Borrower and the Owners agrees that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. §101, et seq.) is filed by or against Borrower or any Owner at any time after the execution of this Amendment, Administrative Agent shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Administrative Agent complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including, but not limited to, obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Amendment attached thereto. Borrower and the Owners specifically agree (i) that upon filing a motion for relief from the automatic stay, Administrative Agent shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of Administrative Agent to establish or prove the value of any property, the lack of adequate protection of its interest in the property, or the lack of equity in the property; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1)); and (iii) that neither Borrower nor and Owner will directly or indirectly oppose or otherwise defend against Administrative Agent’s efforts to gain relief from the automatic stay. Any contrary action taken by Borrower or any Owner with respect to the matters set forth in this sub-section (b) shall be deemed to be in bad faith and is agreed to constitute violations of Federal Rules of Civil Procedure 11

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and Bankruptcy Rule 9011. This provision is not intended to preclude Borrower and/or any Owner from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Administrative Agent’s or the Lenders’ rights under the Loan Documents, this Amendment or under any law.

 (c)      Borrower and Owners are sophisticated real estate developers and have been represented by independent counsel in negotiating and entering into this Amendment, and agreeing to the waivers set forth in this Section 6, and all of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Administrative Agent and the Lenders entering into this Amendment.

 (d)      For the purposes of this Section 6, a “Proceeding” shall mean: (a) any voluntary or involuntary case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors, generally or any substantial portion of its creditor; undertaken under U.S. Federal, state, or foreign law, including the Bankruptcy Code.

 (e)      The provisions of this Section 6 shall survive the expiration or earlier termination of this Amendment.

7.        Taking Possession or Control of the Property; Appointment of Receiver.  As a matter of right without regard to the adequacy of the security or the solvency of Borrower, or any Owner, and to the extent permitted by applicable law without notice to Borrower or Owners, upon a default under this Amendment or under the Loan Documents, Administrative Agent shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of any Mortgage Collateral and the rents, issues, profits, revenues, income or other benefits of all or any part of the Mortgage Collateral, whether such receivership may be incidental to a proposed sale of any part of the Mortgage Collateral or otherwise, and Borrower and Owners hereby consent to the appointment of such a receiver and agree that such receiver shall have all of the rights and powers granted to Administrative Agent pursuant to the Loan Documents. In addition, to the extent permitted by applicable law, and with or without the appointment of a receiver, or an application therefor, upon a default under this Amendment or the Loan Documents, Administrative Agent may (a) enter upon, and take possession of, and Borrower and Owners shall surrender actual possession of, the Mortgage Collateral or any part thereof, without notice to Borrower or Owners and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Borrower, Owners and their agents and employees therefrom.

8.        Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

9.        Costs and Expenses.  Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent and Lenders in connection with the preparation, execution, delivery and enforcement of this Amendment, and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Administrative Agent and Lenders, and Borrower agrees to take such further action as Administrative Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Documents.

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10.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

11.        Binding; Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

12.        Ratification.  The Loan Documents, as herein amended, remain in full force and effect in accordance with their respective terms, and Borrower and Administrative Agent hereby ratify and affirm the same. Borrower acknowledges that it is fully obligated under the terms of the Loan Documents, that it has no offsets or defenses with respect to its obligations thereunder, and that it has no claims or counterclaims against Administrative Agent or any of the Lenders, whether related to the Loan or otherwise.

13.        No Novation.  Borrower, Administrative Agent, and Lenders hereby agree that nothing herein or in the other Loan Documents, as modified hereby, shall in any way waive Administrative Agent’s or Lenders’ rights, powers or remedies under the Loan Documents; (ii) shall in any way limit, impair or prejudice Administrative Agent or Lenders from exercising any past, present or future right, power or remedy from and after the date hereof under the Loan Documents; and (iii) shall not constitute or be deemed to be a novation of the indebtedness evidenced and secured by the Loan Documents.

14.        Credit Verification.  Each legal entity obligated under the Loan, whether as Borrower, an Owner, a general partner of an Owner or in any other capacity, hereby authorizes Administrative Agent to check any credit references and obtain credit reports from credit reporting agencies of Administrative Agent’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan.

15.        Incorporation of Recitals.  The recitals set forth at the beginning of this Amendment are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Amendment.

16.        Conditions Precedent.  The conditions precedent to the effectiveness of this Amendment and the closing the loan modification contemplated by this Amendment are set forth in that certain Closing Requirements and Checklist – Sixth Loan Modification, which lists items required by Administrative Agent for the closing of said modification of the Loan.

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  IN WITNESS WHEREOF, Borrower and Administrative Agent have executed and sealed this Amendment as of the day and year first above written.

BORROWER:

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover (Seal)
Kevin A. Hoover
President

[Signatures continued on following page]

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[Signatures continued from previous page]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Administrative Agent

By:	/s/ Lissette Rivera-Pauley
Lissette Rivera-Pauley
Senior Vice President

[BANK SEAL]

[Signatures continued on following page]

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The undersigned is the sole “Lender” under the Credit Agreement and pursuant to Section 15.1 of the Credit Agreement hereby consents to the foregoing Amendment.

Executed under seal as of the date of the Amendment.

LENDER:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Lender

By:	/s/ Lissette Rivera-Pauley
Lissette Rivera-Pauley
Senior Vice President

[BANK SEAL]

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EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To: Bank of America, N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of June 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Wells Mid-Horizon Value-Added Fund I, LLC (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.      Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at                                 , 20    (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.      Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement. [Please attach all relevant calculations as schedule(s) to this certificate.]

A.	Section 11.14.1	Maximum Leverage Ratio (on and after the Financial Covenant Start Date)

	(1)	Total Debt under the Loan as of the last day of such Fiscal Quarter	$
(2)

As of the last day of such Fiscal Quarter, for each Real Property

Asset pledged as Mortgage Collateral, the most current “as is”

Appraised Value for each such Real Property Asset

(a)    [Description of Real Property Asset]

(b)    [Description of Real Property Asset]

$ $

	(3)	Sum of (2)(a) through (2)(b) – Mortgage Collateral Asset Value	$

	(4)	Ratio of (1) to (3) (expressed as a percentage)%

	(5)	Maximum allowed percentage	70.000%

B.	Section 11.14.2	Minimum Net Operating Income to Interest Expense Ratio (on and after the Financial Covenant Start Date)
	(1)	Net Operating Income for the Company and its Subsidiaries from Mortgage Collateral for such Fiscal Quarter	$

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(2)

Aggregate amount of all interest, charges and similar expenses paid by the Company and its Subsidiaries to a Lender under the Credit Agreement) during such Fiscal Quarter in connection with borrowed money (or the deferred purchase price of assets that are treated as interest in accordance with GAAP) secured by the Mortgage Collateral

$______

(3)	Ratio of (1) to (2)	______ to 1.00

(4)	Minimum required ratio	1.50 to 1.00

[Please attach all relevant calculations as schedule(s) to this certificate.]

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                            , 20    .

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

By:	Wells Investment Management Company, LLC, Its Manager

By:
Name:
Title:

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